News Release

Trustmark Corporation Announces Third Quarter 2014 Financial Results

JACKSON, Miss. – October 28, 2014 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $33.6 million in the third quarter of 2014, which represented diluted earnings per share of $0.50, an increase of 2.0% from both the prior quarter and third quarter of 2013.  Trustmark’s performance during the third quarter of 2014 produced a return on average tangible equity of 13.70% and a return on average assets of 1.10%.  During the first nine months of 2014, Trustmark’s net income totaled $95.5 million, which represented diluted earnings per share of $1.41, an increase of 6.0% from the prior year.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2014, to shareholders of record on December 1, 2014.

Gerard R. Host, President and CEO, stated, “Trustmark continued to achieve solid financial results in the third quarter, including the sixth consecutive quarter of growth in our legacy loan portfolio, significant  growth in our insurance and wealth management businesses, and improvement in our efficiency ratio.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders.”

Balance Sheet Management
•	Loans held for investment increased at an annualized rate of 9.6% in the third quarter
•	Average noninterest-bearing deposits increased $97.8 million from the prior quarter to represent 28.6% of average total deposits

Loans held for investment totaled $6.3 billion at September 30, 2014, an increase of $146.7 million, or 2.4%, from the prior quarter and $637.0 million, or 11.2%, from one year earlier.  Construction, land development and other land loans increased $49.1 million during the quarter; this growth was driven entirely by commercial and residential construction primarily in Trustmark’s Texas, Mississippi and Alabama markets.  The single-family mortgage portfolio increased $43.6 million primarily as a result of growth in Trustmark’s Mississippi and Alabama markets.  Loans secured by nonfarm and nonresidential real estate increased $16.4 million as growth in owner occupied real estate in Trustmark’s Mississippi and Alabama markets was offset in part by declines in Texas, Florida and Tennessee.  Other real estate secured loans, which include multifamily projects, declined $10.6 million reflecting reductions primarily in Trustmark’s Mississippi and Tennessee markets.  Commercial and industrial loans remained relatively stable as growth in Alabama and Tennessee was offset by reductions in Texas and Mississippi.  Consumer loans expanded $3.4 million due principally to growth in Trustmark’s Mississippi market.  Other loans, which include lending to states and municipalities, nonprofits and REITS, increased $48.0 million during the third quarter due to growth in Trustmark’s Mississippi, Alabama and Tennessee markets.

Acquired loans totaled $592.1 million at September 30, 2014, down $54.4 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $6.9 billion at September 30, 2014, up $92.3 million, or 5.6% annualized, from the prior quarter.

Average earning assets during the third quarter increased $149.9 million relative to the prior quarter principally due to increased balances of loans held for investment.  Average deposits in the third quarter declined $204.5 million as the $97.8 million increase in average noninterest-bearing deposits was more than offset by a decline in average interest-bearing deposits of $302.3 million.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At September 30, 2014, Trustmark’s tangible equity to tangible assets ratio was 8.67%, up 16 basis points from the prior quarter, while the total risk-based capital ratio expanded 16 basis points to 14.70%.  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Credit Quality
•	Other real estate declined 9.3% and 16.6% from the prior quarter and year, respectively
•	Allowance for loan losses represented 178.81% of nonperforming loans, excluding impaired loans

Nonperforming loans totaled $88.3 million at September 30, 2014, an increase of $17.2 million from the prior quarter and $14.9 million from one year earlier.  The increase in nonperforming loans was primarily the result of two substandard credit relationships totaling $16.0 million migrating to nonaccrual status. Other real estate totaled $97.0 million, a decrease of $9.9 million, or 9.3%, from the prior quarter.  Relative to levels one year earlier, other real estate decreased $19.3 million, or 16.6%.  Collectively, nonperforming assets totaled $185.4 million, an increase of $7.3 million from the prior quarter and a decrease of $4.4 million from one year earlier.

Trustmark’s net recovery position during the third quarter of 2014 totaled $428 thousand and represented -0.03% of average loans.  This compares favorably to net charge-offs in the prior quarter of $1.2 million, or 0.08% of average loans, and to net charge-offs in the third quarter of the prior year of $569 thousand, or 0.04% of average loans.  During the third quarter of 2014, the provision for loan losses for loans held for investment totaled $3.1 million, which represented specific reserves related to the aforementioned credit relationships that migrated to nonaccrual status.

Allocation of Trustmark’s $70.1 million allowance for loan losses represented 1.26% of commercial loans and 0.69% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.11% at September 30, 2014, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 178.81% of nonperforming loans, excluding impaired loans.

All of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
•	Total revenue remained stable at $149.1 million despite the mandated reduction in interchange income
•	Insurance and wealth management revenue expanded 11.3% and 4.3%, respectively, from the prior quarter

Net interest income (FTE) in the third quarter totaled $110.1 million, resulting in a net interest margin of 4.14%.  Relative to the prior quarter, interest income (FTE) increased $662 thousand due principally to additional interest and fees on loans held for investment.  The yield on acquired loans totaled 14.98% and included recoveries from settlement of debt of $8.7 million, which represented approximately 5.64% of the total acquired annualized loan yield in the third quarter.  Excluding acquired loans, the net interest margin in the third quarter totaled 3.47%, down eight basis points from the prior quarter, reflecting declining yields on loans held for investment and loans held for sale.

Noninterest income totaled $42.9 million in the third quarter, down $1.2 million from the prior quarter. Bank card and other fees totaled $7.3 million, a decline of $2.6 million, or 26.4%, from the prior quarter, which reflected the impact of decreased interchange income as a result of Trustmark becoming subject to debit card interchange fee standards effective July 1, 2014.  Service charges on deposit accounts totaled $12.7 million in the third quarter, an increase of $897 thousand, or 7.6%, from the prior quarter driven principally by seasonal factors.

As a result of increased property and casualty business, insurance revenue in the third quarter totaled $9.2 million, an increase of 11.3% from the prior quarter.  Wealth management revenue totaled $8.0 million, up 4.3% from the prior quarter, due principally to increased brokerage activity.

Mortgage loan production in the third quarter totaled $345.4 million, an increase of 7.2% from the prior quarter, due in part to seasonal factors as well as lower mortgage rates and expanded originations in Trustmark’s Alabama markets.  During the third quarter, mortgage banking revenue totaled $5.8 million, reflecting increased mortgage servicing income, expanded secondary marketing gains, and stable mortgage servicing hedge ineffectiveness, which was offset in part by a decline in the fair value of mortgage loans held for sale.

Noninterest Expense
•	Routine noninterest expense remained well-controlled
•	Efficiency ratio improved to 62.80%

Noninterest expense in the third quarter declined $2.6 million, or 2.5%, from the prior quarter to total $100.2 million.  Excluding ORE and intangible amortization of $3.1 million, noninterest expense during the third quarter remained stable at $97.1 million.  Salaries and benefits expense remained well-controlled and totaled $56.7 million in the third quarter, up $541 thousand, or 1.0%, from the prior quarter. Services and fees remained stable at $14.5 million while ORE and foreclosure expense declined $2.9 million from the prior quarter to total $930 thousand.  Equipment expense declined $461 thousand, or 7.5%, from the prior quarter to $5.7 million.  Net occupancy expense increased $404 thousand to $6.8 million during the quarter while other expense declined $267 thousand to $13.0 million.

Appointment of Chief Administrative Officer
During the third quarter, James M. Outlaw was named Executive Vice President and Chief Administrative Officer of Trustmark National Bank.  In this newly created position, Outlaw is responsible for coordinating resources within the organization that support the revenue generating activities of various lines of business and overseeing the Risk Management, Technology, Operations, Human Resources and Corporate Facilities areas of the organization.  In his 18-year tenure with Trustmark, Outlaw served as Chief Information Officer prior to serving as President and Chief Operating Officer of Trustmark’s banking operations in Texas.  Host commented, “I am delighted that Jim has returned to Jackson as Chief Administrative Officer, overseeing all operational and administrative functions across our organization.  His proven leadership and broad experience, both on the front line and in the back room, will support our efforts to streamline processes to improve efficiency and profitability across the organization.”

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 29, 2014, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, November 12, 2014, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through 207 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2014	6/30/2014	9/30/2013	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,202,020	$2,205,352	$3,279,606	$(3,332)	-0.2%	$(1,077,586)	-32.9%
Securities AFS-nontaxable	131,305	135,956	172,055	(4,651)	-3.4%	(40,750)	-23.7%
Securities HTM-taxable	1,126,309	1,120,448	59,168	5,861	0.5%	1,067,141	n/m
Securities HTM-nontaxable	43,114	43,551	11,024	(437)	-1.0%	32,090	n/m
Total securities	3,502,748	3,505,307	3,521,853	(2,559)	-0.1%	(19,105)	-0.5%
Loans (including loans held for sale)	6,387,251	6,160,781	5,784,170	226,470	3.7%	603,081	10.4%
Acquired loans:
Noncovered loans	585,675	664,733	888,883	(79,058)	-11.9%	(303,208)	-34.1%
Covered loans	28,971	31,122	39,561	(2,151)	-6.9%	(10,590)	-26.8%
Fed funds sold and rev repos	4,228	2,648	8,978	1,580	59.7%	(4,750)	-52.9%
Other earning assets	41,871	36,259	38,226	5,612	15.5%	3,645	9.5%
Total earning assets	10,550,744	10,400,850	10,281,671	149,894	1.4%	269,073	2.6%
Allowance for loan losses	(78,227)	(77,652)	(79,696)	(575)	0.7%	1,469	-1.8%
Cash and due from banks	272,925	304,441	272,320	(31,516)	-10.4%	605	0.2%
Other assets	1,345,771	1,343,384	1,284,813	2,387	0.2%	60,958	4.7%
Total assets	$12,091,213	$11,971,023	$11,759,108	$120,190	1.0%	$332,105	2.8%

Interest-bearing demand deposits	$1,808,710	$1,826,019	$1,842,379	$(17,309)	-0.9%	$(33,669)	-1.8%
Savings deposits	3,050,743	3,260,634	2,995,110	(209,891)	-6.4%	55,633	1.9%
Time deposits less than $100,000	1,187,794	1,225,706	1,380,954	(37,912)	-3.1%	(193,160)	-14.0%
Time deposits of $100,000 or more	874,333	911,531	993,948	(37,198)	-4.1%	(119,615)	-12.0%
Total interest-bearing deposits	6,921,580	7,223,890	7,212,391	(302,310)	-4.2%	(290,811)	-4.0%
Fed funds purchased and repos	540,870	387,289	364,446	153,581	39.7%	176,424	48.4%
Short-term borrowings	181,114	59,465	59,324	121,649	n/m	121,790	n/m
Long-term FHLB advances	8,050	8,291	8,620	(241)	-2.9%	(570)	-6.6%
Subordinated notes	49,923	49,915	49,890	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	7,763,393	7,790,706	7,756,527	(27,313)	-0.4%	6,866	0.1%
Noninterest-bearing deposits	2,774,745	2,676,907	2,479,082	97,838	3.7%	295,663	11.9%
Other liabilities	140,218	111,170	190,143	29,048	26.1%	(49,925)	-26.3%
Total liabilities	10,678,356	10,578,783	10,425,752	99,573	0.9%	252,604	2.4%
Shareholders' equity	1,412,857	1,392,240	1,333,356	20,617	1.5%	79,501	6.0%
Total liabilities and equity	$12,091,213	$11,971,023	$11,759,108	$120,190	1.0%	$332,105	2.8%

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2014	6/30/2014	9/30/2013	$ Change	% Change	$ Change	% Change
Cash and due from banks	$237,497	$322,960	$335,695	$(85,463)	-26.5%	$(98,198)	-29.3%
Fed funds sold and rev repos	4,013	5,000	7,867	(987)	-19.7%	(3,854)	-49.0%
Securities available for sale	2,363,895	2,376,431	3,372,101	(12,536)	-0.5%	(1,008,206)	-29.9%
Securities held to maturity	1,169,640	1,156,790	69,980	12,850	1.1%	1,099,660	n/m
Loans held for sale (LHFS)	135,562	142,103	119,986	(6,541)	-4.6%	15,576	13.0%
Loans held for investment (LHFI)	6,333,651	6,187,000	5,696,641	146,651	2.4%	637,010	11.2%
Allowance for loan losses	(70,134)	(66,648)	(68,632)	(3,486)	5.2%	(1,502)	2.2%
Net LHFI	6,263,517	6,120,352	5,628,009	143,165	2.3%	635,508	11.3%
Acquired loans:
Noncovered loans	564,542	616,911	837,875	(52,369)	-8.5%	(273,333)	-32.6%
Covered loans	27,607	29,628	37,250	(2,021)	-6.8%	(9,643)	-25.9%
Allowance for loan losses, acquired loans	(11,949)	(11,179)	(5,333)	(770)	6.9%	(6,616)	n/m
Net acquired loans	580,200	635,360	869,792	(55,160)	-8.7%	(289,592)	-33.3%
Net LHFI and acquired loans	6,843,717	6,755,712	6,497,801	88,005	1.3%	345,916	5.3%
Premises and equipment, net	200,474	201,639	208,837	(1,165)	-0.6%	(8,363)	-4.0%
Mortgage servicing rights	67,090	65,049	63,150	2,041	3.1%	3,940	6.2%
Goodwill	365,500	365,500	372,463	-	0.0%	(6,963)	-1.9%
Identifiable intangible assets	35,357	37,506	44,424	(2,149)	-5.7%	(9,067)	-20.4%
Other real estate, excluding covered other real estate	97,037	106,970	116,329	(9,933)	-9.3%	(19,292)	-16.6%
Covered other real estate	4,146	3,872	5,092	274	7.1%	(946)	-18.6%
FDIC indemnification asset	8,154	10,866	17,085	(2,712)	-25.0%	(8,931)	-52.3%
Other assets	564,234	569,598	574,387	(5,364)	-0.9%	(10,153)	-1.8%
Total assets	$12,096,316	$12,119,996	$11,805,197	$(23,680)	-0.2%	$291,119	2.5%

Deposits:
Noninterest-bearing	$2,723,480	$2,729,199	$2,643,612	$(5,719)	-0.2%	$79,868	3.0%
Interest-bearing	6,789,745	7,131,167	7,143,622	(341,422)	-4.8%	(353,877)	-5.0%
Total deposits	9,513,225	9,860,366	9,787,234	(347,141)	-3.5%	(274,009)	-2.8%
Fed funds purchased and repos	607,851	559,316	342,465	48,535	8.7%	265,386	77.5%
Short-term borrowings	316,666	61,227	60,698	255,439	n/m	255,968	n/m
Long-term FHLB advances	8,003	8,236	8,562	(233)	-2.8%	(559)	-6.5%
Subordinated notes	49,928	49,920	49,896	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	123,689	119,184	164,972	4,505	3.8%	(41,283)	-25.0%
Total liabilities	10,681,218	10,720,105	10,475,683	(38,887)	-0.4%	205,535	2.0%
Common stock	14,051	14,051	13,998	-	0.0%	53	0.4%
Capital surplus	354,251	353,196	343,759	1,055	0.3%	10,492	3.1%
Retained earnings	1,081,161	1,063,201	1,023,983	17,960	1.7%	57,178	5.6%
Accum other comprehensive
loss, net of tax	(34,365)	(30,557)	(52,226)	(3,808)	12.5%	17,861	-34.2%
Total shareholders' equity	1,415,098	1,399,891	1,329,514	15,207	1.1%	85,584	6.4%
Total liabilities and equity	$12,096,316	$12,119,996	$11,805,197	$(23,680)	-0.2%	$291,119	2.5%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2014	6/30/2014	9/30/2013	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$70,197	$69,618	$68,417	$579	0.8%	$1,780	2.6%
Interest and fees on acquired loans	23,200	23,250	19,183	(50)	-0.2%	4,017	20.9%
Interest on securities-taxable	19,712	19,522	18,654	190	1.0%	1,058	5.7%
Interest on securities-tax exempt-FTE	1,845	1,912	1,960	(67)	-3.5%	(115)	-5.9%
Interest on fed funds sold and rev repos	9	6	8	3	50.0%	1	12.5%
Other interest income	386	379	372	7	1.8%	14	3.8%
Total interest income-FTE	115,349	114,687	108,594	662	0.6%	6,755	6.2%
Interest on deposits	3,606	3,970	4,970	(364)	-9.2%	(1,364)	-27.4%
Interest on fed funds pch and repos	180	110	106	70	63.6%	74	69.8%
Other interest expense	1,425	1,375	1,389	50	3.6%	36	2.6%
Total interest expense	5,211	5,455	6,465	(244)	-4.5%	(1,254)	-19.4%
Net interest income-FTE	110,138	109,232	102,129	906	0.8%	8,009	7.8%
Provision for loan losses, LHFI	3,058	351	(3,624)	2,707	n/m	6,682	n/m
Provision for loan losses, acquired loans	1,145	3,784	3,292	(2,639)	-69.7%	(2,147)	-65.2%
Net interest income after provision-FTE	105,935	105,097	102,461	838	0.8%	3,474	3.4%
Service charges on deposit accounts	12,743	11,846	13,852	897	7.6%	(1,109)	-8.0%
Insurance commissions	9,240	8,300	8,227	940	11.3%	1,013	12.3%
Wealth management	8,038	7,710	7,520	328	4.3%	518	6.9%
Bank card and other fees	7,279	9,894	8,929	(2,615)	-26.4%	(1,650)	-18.5%
Mortgage banking, net	5,842	6,191	8,440	(349)	-5.6%	(2,598)	-30.8%
Other, net	(160)	199	165	(359)	n/m	(325)	n/m
Nonint inc-excl sec gains (losses), net	42,982	44,140	47,133	(1,158)	-2.6%	(4,151)	-8.8%
Security gains (losses), net	(89)	-	-	(89)	n/m	(89)	n/m
Total noninterest income	42,893	44,140	47,133	(1,247)	-2.8%	(4,240)	-9.0%
Salaries and employee benefits	56,675	56,134	56,043	541	1.0%	632	1.1%
Services and fees	14,489	14,543	13,580	(54)	-0.4%	909	6.7%
Net occupancy-premises	6,817	6,413	6,644	404	6.3%	173	2.6%
Equipment expense	5,675	6,136	6,271	(461)	-7.5%	(596)	-9.5%
FDIC assessment expense	2,644	2,468	2,376	176	7.1%	268	11.3%
ORE/Foreclosure expense	930	3,836	3,079	(2,906)	-75.8%	(2,149)	-69.8%
Other expense	12,964	13,231	13,531	(267)	-2.0%	(567)	-4.2%
Total noninterest expense	100,194	102,761	101,524	(2,567)	-2.5%	(1,330)	-1.3%
Income before income taxes and tax eq adj	48,634	46,476	48,070	2,158	4.6%	564	1.2%
Tax equivalent adjustment	3,909	3,944	3,700	(35)	-0.9%	209	5.6%
Income before income taxes	44,725	42,532	44,370	2,193	5.2%	355	0.8%
Income taxes	11,136	9,635	11,336	1,501	15.6%	(200)	-1.8%
Net income	$33,589	$32,897	$33,034	$692	2.1%	$555	1.7%

Per share data
Earnings per share - basic	$0.50	$0.49	$0.49	$0.01	2.0%	$0.01	2.0%

Earnings per share - diluted	$0.50	$0.49	$0.49	$0.01	2.0%	$0.01	2.0%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,439,788	67,439,659	67,177,013

Diluted	67,608,612	67,582,714	67,382,478

Period end shares outstanding	67,439,788	67,439,788	67,181,694

OTHER FINANCIAL DATA
Return on equity	9.43%	9.48%	9.83%
Return on average tangible equity	13.70%	13.90%	14.92%
Return on assets	1.10%	1.10%	1.11%
Interest margin - Yield - FTE	4.34%	4.42%	4.19%
Interest margin - Cost	0.20%	0.21%	0.25%
Net interest margin - FTE	4.14%	4.21%	3.94%
Efficiency ratio (1)	62.80%	64.31%	65.32%
Full-time equivalent employees	3,067	3,095	3,110

STOCK PERFORMANCE
Market value-Close	$23.04	$24.69	$25.60
Book value	$20.98	$20.76	$19.79
Tangible book value	$15.04	$14.78	$13.58

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2014	6/30/2014	9/30/2013	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$852	$80	$81	$772	n/m	$771	n/m
Florida	10,986	11,041	14,619	(55)	-0.5%	(3,633)	-24.9%
Mississippi (2)	65,751	49,430	43,132	16,321	33.0%	22,619	52.4%
Tennessee (3)	5,901	4,244	5,596	1,657	39.0%	305	5.5%
Texas	4,824	6,323	9,953	(1,499)	-23.7%	(5,129)	-51.5%
Total nonaccrual loans	88,314	71,118	73,381	17,196	24.2%	14,933	20.3%
Other real estate
Alabama	24,256	24,541	25,308	(285)	-1.2%	(1,052)	-4.2%
Florida	36,608	43,207	39,198	(6,599)	-15.3%	(2,590)	-6.6%
Mississippi (2)	16,419	18,723	25,439	(2,304)	-12.3%	(9,020)	-35.5%
Tennessee (3)	11,347	12,073	14,615	(726)	-6.0%	(3,268)	-22.4%
Texas	8,407	8,426	11,769	(19)	-0.2%	(3,362)	-28.6%
Total other real estate	97,037	106,970	116,329	(9,933)	-9.3%	(19,292)	-16.6%
Total nonperforming assets	$185,351	$178,088	$189,710	$7,263	4.1%	$(4,359)	-2.3%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,839	$1,936	$2,344	$1,903	98.3%	$1,495	63.8%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$24,979	$21,810	$18,432	$3,169	14.5%	$6,547	35.5%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2014	6/30/2014	9/30/2013	$ Change	% Change	$ Change	% Change
Beginning Balance	$66,648	$67,518	$72,825	$(870)	-1.3%	$(6,177)	-8.5%
Provision for loan losses	3,058	351	(3,624)	2,707	n/m	6,682	n/m
Charge-offs	(3,216)	(3,820)	(3,817)	604	-15.8%	601	-15.7%
Recoveries	3,644	2,599	3,248	1,045	40.2%	396	12.2%
Net recoveries (charge-offs)	428	(1,221)	(569)	1,649	n/m	997	n/m
Ending Balance	$70,134	$66,648	$68,632	$3,486	5.2%	$1,502	2.2%

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,093	$696	$550	$397	57.0%	$543	98.7%
Florida	(147)	(2,014)	(2,642)	1,867	-92.7%	2,495	-94.4%
Mississippi (2)	4,679	2,877	(1,051)	1,802	62.6%	5,730	n/m
Tennessee (3)	244	(277)	(150)	521	n/m	394	n/m
Texas	(2,811)	(931)	(331)	(1,880)	n/m	(2,480)	n/m
Total provision for loan losses	$3,058	$351	$(3,624)	$2,707	n/m	$6,682	n/m

NET CHARGE-OFFS (4)
Alabama	$172	$84	$132	$88	n/m	$40	30.3%
Florida	(89)	(525)	(138)	436	-83.0%	49	-35.5%
Mississippi (2)	462	1,518	375	(1,056)	-69.6%	87	23.2%
Tennessee (3)	48	87	(153)	(39)	-44.8%	201	n/m
Texas	(1,021)	57	353	(1,078)	n/m	(1,374)	n/m
Total net (recoveries) charge-offs	$(428)	$1,221	$569	$(1,649)	n/m	$(997)	n/m

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.03%	0.08%	0.04%
Provision for loan losses/average loans	0.19%	0.02%	-0.25%
Nonperforming loans/total loans (incl LHFS)	1.37%	1.12%	1.26%
Nonperforming assets/total loans (incl LHFS)	2.87%	2.81%	3.26%
Nonperforming assets/total loans (incl LHFS) +ORE	2.82%	2.77%	3.20%
ALL/total loans (excl LHFS)	1.11%	1.08%	1.20%
ALL-commercial/total commercial loans	1.26%	1.20%	1.39%
ALL-consumer/total consumer and home mortgage loans	0.69%	0.75%	0.73%
ALL/nonperforming loans	79.41%	93.71%	93.53%
ALL/nonperforming loans -
(excl impaired loans)	178.81%	159.71%	161.96%

CAPITAL RATIOS
Total equity/total assets	11.70%	11.55%	11.26%
Tangible equity/tangible assets	8.67%	8.51%	8.01%
Tangible equity/risk-weighted assets	12.24%	12.19%	11.66%
Tier 1 leverage ratio	9.54%	9.43%	8.78%
Tier 1 common risk-based capital ratio	12.74%	12.61%	11.92%
Tier 1 risk-based capital ratio	13.47%	13.34%	12.69%
Total risk-based capital ratio	14.70%	14.54%	14.02%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Securities AFS-taxable	$2,202,020	$2,205,352	$2,136,392	$3,026,186	$3,279,606	$2,181,495	$3,126,539
Securities AFS-nontaxable	131,305	135,956	149,744	160,989	172,055	138,934	170,616
Securities HTM-taxable	1,126,309	1,120,448	1,118,747	265,792	59,168	1,121,862	55,865
Securities HTM-nontaxable	43,114	43,551	31,039	21,172	11,024	39,279	13,043
Total securities	3,502,748	3,505,307	3,435,922	3,474,139	3,521,853	3,481,570	3,366,063
Loans (including loans held for sale)	6,387,251	6,160,781	5,950,720	5,847,557	5,784,170	6,167,850	5,753,759
Acquired loans:
Noncovered loans	585,675	664,733	751,723	812,426	888,883	666,769	790,943
Covered loans	28,971	31,122	33,805	34,640	39,561	31,282	44,229
Fed funds sold and rev repos	4,228	2,648	6,460	11,094	8,978	4,437	7,477
Other earning assets	41,871	36,259	36,820	32,118	38,226	38,335	35,893
Total earning assets	10,550,744	10,400,850	10,215,450	10,211,974	10,281,671	10,390,243	9,998,364
Allowance for loan losses	(78,227)	(77,652)	(79,736)	(78,742)	(79,696)	(78,533)	(83,547)
Cash and due from banks	272,925	304,441	407,078	275,051	272,320	327,657	275,711
Other assets	1,345,771	1,343,384	1,376,024	1,360,712	1,284,813	1,354,948	1,260,227
Total assets	$12,091,213	$11,971,023	$11,918,816	$11,768,995	$11,759,108	$11,994,315	$11,450,755

Interest-bearing demand deposits	$1,808,710	$1,826,019	$1,900,504	$1,803,956	$1,842,379	$1,844,741	$1,786,215
Savings deposits	3,050,743	3,260,634	3,193,098	2,952,472	2,995,110	3,167,637	2,941,931
Time deposits less than $100,000	1,187,794	1,225,706	1,280,513	1,344,488	1,380,954	1,230,997	1,356,729
Time deposits of $100,000 or more	874,333	911,531	947,509	961,075	993,948	910,857	972,553
Total interest-bearing deposits	6,921,580	7,223,890	7,321,624	7,061,991	7,212,391	7,154,232	7,057,428
Fed funds purchased and repos	540,870	387,289	282,816	361,758	364,446	404,604	315,113
Short-term borrowings	181,114	59,465	65,010	63,531	59,324	102,288	59,319
Long-term FHLB advances	8,050	8,291	8,406	8,507	8,620	8,248	7,606
Subordinated notes	49,923	49,915	49,907	49,898	49,890	49,915	49,882
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	74,043
Total interest-bearing liabilities	7,763,393	7,790,706	7,789,619	7,607,541	7,756,527	7,781,143	7,563,391
Noninterest-bearing deposits	2,774,745	2,676,907	2,630,785	2,611,209	2,479,082	2,694,673	2,377,583
Other liabilities	140,218	111,170	130,749	203,270	190,143	127,414	175,344
Total liabilities	10,678,356	10,578,783	10,551,153	10,422,020	10,425,752	10,603,230	10,116,318
Shareholders' equity	1,412,857	1,392,240	1,367,663	1,346,975	1,333,356	1,391,085	1,334,437
Total liabilities and equity	$12,091,213	$11,971,023	$11,918,816	$11,768,995	$11,759,108	$11,994,315	$11,450,755

PERIOD END BALANCES	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Cash and due from banks	$237,497	$322,960	$423,819	$345,761	$335,695
Fed funds sold and rev repos	4,013	5,000	-	7,253	7,867
Securities available for sale	2,363,895	2,376,431	2,382,441	2,194,154	3,372,101
Securities held to maturity	1,169,640	1,156,790	1,155,569	1,168,728	69,980
Loans held for sale (LHFS)	135,562	142,103	120,446	149,169	119,986
Loans held for investment (LHFI)	6,333,651	6,187,000	5,923,766	5,798,881	5,696,641
Allowance for loan losses	(70,134)	(66,648)	(67,518)	(66,448)	(68,632)
Net LHFI	6,263,517	6,120,352	5,856,248	5,732,433	5,628,009
Acquired loans:
Noncovered loans	564,542	616,911	713,647	769,990	837,875
Covered loans	27,607	29,628	32,670	34,216	37,250
Allowance for loan losses, acquired loans	(11,949)	(11,179)	(10,540)	(9,636)	(5,333)
Net acquired loans	580,200	635,360	735,777	794,570	869,792
Net LHFI and acquired loans	6,843,717	6,755,712	6,592,025	6,527,003	6,497,801
Premises and equipment, net	200,474	201,639	203,771	207,283	208,837
Mortgage servicing rights	67,090	65,049	67,614	67,834	63,150
Goodwill	365,500	365,500	365,500	372,851	372,463
Identifiable intangible assets	35,357	37,506	39,697	41,990	44,424
Other real estate, excluding covered other real estate	97,037	106,970	111,536	106,539	116,329
Covered other real estate	4,146	3,872	4,759	5,108	5,092
FDIC indemnification asset	8,154	10,866	13,487	14,347	17,085
Other assets	564,234	569,598	576,390	582,363	574,387
Total assets	$12,096,316	$12,119,996	$12,057,054	$11,790,383	$11,805,197

Deposits:
Noninterest-bearing	$2,723,480	$2,729,199	$2,879,341	$2,663,503	$2,643,612
Interest-bearing	6,789,745	7,131,167	7,242,778	7,196,399	7,143,622
Total deposits	9,513,225	9,860,366	10,122,119	9,859,902	9,787,234
Fed funds purchased and repos	607,851	559,316	259,341	251,587	342,465
Short-term borrowings	316,666	61,227	59,671	66,385	60,698
Long-term FHLB advances	8,003	8,236	8,341	8,458	8,562
Subordinated notes	49,928	49,920	49,912	49,904	49,896
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	123,689	119,184	121,919	137,338	164,972
Total liabilities	10,681,218	10,720,105	10,683,159	10,435,430	10,475,683
Common stock	14,051	14,051	14,051	14,038	13,998
Capital surplus	354,251	353,196	352,402	349,680	343,759
Retained earnings	1,081,161	1,063,201	1,045,939	1,034,966	1,023,983
Accum other comprehensive
loss, net of tax	(34,365)	(30,557)	(38,497)	(43,731)	(52,226)
Total shareholders' equity	1,415,098	1,399,891	1,373,895	1,354,953	1,329,514
Total liabilities and equity	$12,096,316	$12,119,996	$12,057,054	$11,790,383	$11,805,197

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Interest and fees on LHFS & LHFI-FTE	$70,197	$69,618	$66,185	$67,038	$68,417	$206,000	$203,579
Interest and fees on acquired loans	23,200	23,250	16,786	23,384	19,183	63,236	52,952
Interest on securities-taxable	19,712	19,522	19,220	19,078	18,654	58,454	53,740
Interest on securities-tax exempt-FTE	1,845	1,912	1,920	1,963	1,960	5,677	5,952
Interest on fed funds sold and rev repos	9	6	5	14	8	20	17
Other interest income	386	379	375	367	372	1,140	1,099
Total interest income-FTE	115,349	114,687	104,491	111,844	108,594	334,527	317,339
Interest on deposits	3,606	3,970	4,365	4,768	4,970	11,941	14,950
Interest on fed funds pch and repos	180	110	76	104	106	366	275
Other interest expense	1,425	1,375	1,363	1,370	1,389	4,163	4,392
Total interest expense	5,211	5,455	5,804	6,242	6,465	16,470	19,617
Net interest income-FTE	110,138	109,232	98,687	105,602	102,129	318,057	297,722
Provision for loan losses, LHFI	3,058	351	(805)	(1,983)	(3,624)	2,604	(11,438)
Provision for loan losses, acquired loans	1,145	3,784	63	4,169	3,292	4,992	1,870
Net interest income after provision-FTE	105,935	105,097	99,429	103,416	102,461	310,461	307,290
Service charges on deposit accounts	12,743	11,846	11,568	13,114	13,852	36,157	38,462
Insurance commissions	9,240	8,300	8,097	7,343	8,227	25,637	23,483
Wealth management	8,038	7,710	8,135	8,145	7,520	23,883	21,335
Bank card and other fees	7,279	9,894	9,081	9,580	8,929	26,254	26,381
Mortgage banking, net	5,842	6,191	6,829	5,186	8,440	18,862	28,318
Other, net	(160)	199	(21)	(4,802)	165	18	(3,171)
Nonint inc-excl sec gains (losses), net	42,982	44,140	43,689	38,566	47,133	130,811	134,808
Security gains (losses), net	(89)	-	389	107	-	300	378
Total noninterest income	42,893	44,140	44,078	38,673	47,133	131,111	135,186
Salaries and employee benefits	56,675	56,134	56,726	56,687	56,043	169,535	165,040
Services and fees	14,489	14,543	13,165	14,476	13,580	42,197	39,428
Net occupancy-premises	6,817	6,413	6,606	6,659	6,644	19,836	19,302
Equipment expense	5,675	6,136	6,138	6,400	6,271	17,949	18,138
FDIC assessment expense	2,644	2,468	2,416	2,228	2,376	7,528	6,773
ORE/Foreclosure expense	930	3,836	3,315	3,009	3,079	8,081	12,030
Other expense	12,964	13,231	13,252	15,408	13,531	39,447	50,153
Total noninterest expense	100,194	102,761	101,618	104,867	101,524	304,573	310,864
Income before income taxes and tax eq adj	48,634	46,476	41,889	37,222	48,070	136,999	131,612
Tax equivalent adjustment	3,909	3,944	3,783	3,747	3,700	11,636	11,090
Income before income taxes	44,725	42,532	38,106	33,475	44,370	125,363	120,522
Income taxes	11,136	9,635	9,103	5,436	11,336	29,874	31,501
Net income	$33,589	$32,897	$29,003	$28,039	$33,034	$95,489	$89,021

Per share data
Earnings per share - basic	$0.50	$0.49	$0.43	$0.42	$0.49	$1.42	$1.33

Earnings per share - diluted	$0.50	$0.49	$0.43	$0.42	$0.49	$1.41	$1.33

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	67,439,788	67,439,659	67,410,147	67,249,877	67,177,013	67,429,973	66,778,622

Diluted	67,608,612	67,582,714	67,550,483	67,449,778	67,382,478	67,580,209	66,962,534

Period end shares outstanding	67,439,788	67,439,788	67,439,562	67,372,980	67,181,694	67,439,788	67,181,694

OTHER FINANCIAL DATA
Return on equity	9.43%	9.48%	8.60%	8.26%	9.83%	9.18%	8.92%
Return on average tangible equity	13.70%	13.90%	12.93%	12.59%	14.92%	13.52%	13.25%
Return on assets	1.10%	1.10%	0.99%	0.95%	1.11%	1.06%	1.04%
Interest margin - Yield - FTE	4.34%	4.42%	4.15%	4.35%	4.19%	4.30%	4.24%
Interest margin - Cost	0.20%	0.21%	0.23%	0.24%	0.25%	0.21%	0.26%
Net interest margin - FTE	4.14%	4.21%	3.92%	4.10%	3.94%	4.09%	3.98%
Efficiency ratio (1)	62.80%	64.31%	68.32%	68.38%	65.32%	65.07%	66.28%
Full-time equivalent employees	3,067	3,095	3,114	3,110	3,110

STOCK PERFORMANCE
Market value-Close	$23.04	$24.69	$25.35	$26.84	$25.60
Book value	$20.98	$20.76	$20.37	$20.11	$19.79
Tangible book value	$15.04	$14.78	$14.36	$13.95	$13.58

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Nonaccrual loans
Alabama	$852	$80	$96	$14	$81
Florida	10,986	11,041	9,956	12,278	14,619
Mississippi (2)	65,751	49,430	44,168	42,307	43,132
Tennessee (3)	5,901	4,244	5,206	4,390	5,596
Texas	4,824	6,323	4,572	6,249	9,953
Total nonaccrual loans	88,314	71,118	63,998	65,238	73,381
Other real estate
Alabama	24,256	24,541	24,103	25,912	25,308
Florida	36,608	43,207	42,013	34,480	39,198
Mississippi (2)	16,419	18,723	22,287	22,766	25,439
Tennessee (3)	11,347	12,073	13,000	12,892	14,615
Texas	8,407	8,426	10,133	10,489	11,769
Total other real estate	97,037	106,970	111,536	106,539	116,329
Total nonperforming assets	$185,351	$178,088	$175,534	$171,777	$189,710

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,839	$1,936	$1,870	$3,298	$2,344

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$24,979	$21,810	$20,109	$21,540	$18,432

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Beginning Balance	$66,648	$67,518	$66,448	$68,632	$72,825	$66,448	$78,738
Provision for loan losses	3,058	351	(805)	(1,983)	(3,624)	2,604	(11,438)
Charge-offs	(3,216)	(3,820)	(3,016)	(3,305)	(3,817)	(10,052)	(10,173)
Recoveries	3,644	2,599	4,891	3,104	3,248	11,134	11,505
Net recoveries (charge-offs)	428	(1,221)	1,875	(201)	(569)	1,082	1,332
Ending Balance	$70,134	$66,648	$67,518	$66,448	$68,632	$70,134	$68,632

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,093	$696	$472	$332	$550	$2,261	$1,458
Florida	(147)	(2,014)	(3,499)	(2,350)	(2,642)	(5,660)	(9,742)
Mississippi (2)	4,679	2,877	1,983	3,336	(1,051)	9,539	(3,491)
Tennessee (3)	244	(277)	(915)	(117)	(150)	(948)	(863)
Texas	(2,811)	(931)	1,154	(3,184)	(331)	(2,588)	1,200
Total provision for loan losses	$3,058	$351	$(805)	$(1,983)	$(3,624)	$2,604	$(11,438)

NET CHARGE-OFFS (4)
Alabama	$172	$84	$55	$74	$132	$311	$210
Florida	(89)	(525)	(2,524)	(634)	(138)	(3,138)	(2,413)
Mississippi (2)	462	1,518	676	393	375	2,656	376
Tennessee (3)	48	87	(1)	506	(153)	134	199
Texas	(1,021)	57	(81)	(138)	353	(1,045)	296
Total net (recoveries) charge-offs	$(428)	$1,221	$(1,875)	$201	$569	$(1,082)	$(1,332)

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.03%	0.08%	-0.13%	0.01%	0.04%	-0.02%	-0.03%
Provision for loan losses/average loans	0.19%	0.02%	-0.05%	-0.13%	-0.25%	0.06%	-0.27%
Nonperforming loans/total loans (incl LHFS)	1.37%	1.12%	1.06%	1.10%	1.26%
Nonperforming assets/total loans (incl LHFS)	2.87%	2.81%	2.90%	2.89%	3.26%
Nonperforming assets/total loans (incl LHFS) +ORE	2.82%	2.77%	2.85%	2.84%	3.20%
ALL/total loans (excl LHFS)	1.11%	1.08%	1.14%	1.15%	1.20%
ALL-commercial/total commercial loans	1.26%	1.20%	1.33%	1.30%	1.39%
ALL-consumer/total consumer and home mortgage loans	0.69%	0.75%	0.65%	0.75%	0.73%
ALL/nonperforming loans	79.41%	93.71%	105.50%	101.86%	93.53%
ALL/nonperforming loans -
(excl impaired loans)	178.81%	159.71%	180.86%	190.70%	161.96%

CAPITAL RATIOS
Total equity/total assets	11.70%	11.55%	11.39%	11.49%	11.26%
Tangible equity/tangible assets	8.67%	8.51%	8.31%	8.26%	8.01%
Tangible equity/risk-weighted assets	12.24%	12.19%	12.08%	11.88%	11.66%
Tier 1 leverage ratio	9.54%	9.43%	9.14%	9.06%	8.78%
Tier 1 common risk-based capital ratio	12.74%	12.61%	12.37%	12.21%	11.92%
Tier 1 risk-based capital ratio	13.47%	13.34%	13.11%	12.97%	12.69%
Total risk-based capital ratio	14.70%	14.54%	14.34%	14.18%	14.02%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On July 26, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark Corporation (Trustmark), completed its acquisition of two branches of SOUTHBank, F.S.B. (SOUTHBank), located in Oxford, Mississippi.  As a result of this acquisition, TNB assumed deposit accounts of approximately $11.7 million in addition to purchasing the two physical branch offices.  The transaction was not material to Trustmark’s consolidated financial statements and was not considered a business combination in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$100	$100	$100	$502	$503
U.S. Government agency obligations
Issued by U.S. Government agencies	83,011	117,489	123,368	129,293	133,013
Issued by U.S. Government sponsored agencies	30,779	40,848	40,601	40,179	132,425
Obligations of states and political subdivisions	165,463	171,229	172,437	171,738	212,991
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,828	13,492	14,263	14,474	48,240
Issued by FNMA and FHLMC	213,420	225,229	232,488	241,118	214,795
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,603,138	1,543,619	1,530,068	1,290,741	2,048,275
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	221,641	229,283	232,072	242,172	354,131
Asset-backed securities and structured financial products	33,515	35,142	37,044	63,937	227,728
Total securities available for sale	$2,363,895	$2,376,431	$2,382,441	$2,194,154	$3,372,101

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$100,767	$100,563	$100,361	$100,159	$-
Obligations of states and political subdivisions	64,538	65,193	65,757	65,987	30,229
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,368	13,959	12,177	9,433	2,420
Issued by FNMA and FHLMC	11,816	12,165	12,395	12,724	564
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	836,966	822,444	822,135	837,393	-
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	142,185	142,466	142,744	143,032	36,767
Total securities held to maturity	$1,169,640	$1,156,790	$1,155,569	$1,168,728	$69,980

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At September 30, 2014, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $41.9 million ($25.9 million, net of tax).

During the fourth quarter of 2013, Trustmark sold $135.6 million of Collateralized Loan Obligations (CLO) generating a net gain of $1.3 million. These securities were identified as available for sale and had been carried in the asset-backed securities and structured financial products line item in the table shown above. This sale left Trustmark with a CLO balance of $25.9 million at December 31, 2013, which was subsequently sold in its entirety for a gain of $389 thousand in January 2014.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 93% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Loans secured by real estate:
Construction, land development and other land loans	$580,794	$531,651	$592,658	$596,889	$572,057
Secured by 1-4 family residential properties	1,625,480	1,581,859	1,533,781	1,485,564	1,482,963
Secured by nonfarm, nonresidential properties	1,560,901	1,544,516	1,461,947	1,415,139	1,408,342
Other real estate secured	239,819	250,383	193,221	189,362	196,328
Commercial and industrial loans	1,246,753	1,250,146	1,207,367	1,157,614	1,132,863
Consumer loans	168,813	165,372	160,153	165,308	164,612
Other loans	911,091	863,073	774,639	789,005	739,476
LHFI	6,333,651	6,187,000	5,923,766	5,798,881	5,696,641
Allowance for loan losses	(70,134)	(66,648)	(67,518)	(66,448)	(68,632)
Net LHFI	$6,263,517	$6,120,352	$5,856,248	$5,732,433	$5,628,009

ACQUIRED NONCOVERED LOANS BY TYPE	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Loans secured by real estate:
Construction, land development and other land loans	$64,808	$75,353	$88,683	$98,928	$106,655
Secured by 1-4 family residential properties	120,366	133,191	145,213	157,914	168,573
Secured by nonfarm, nonresidential properties	214,806	226,967	271,696	287,136	301,686
Other real estate secured	28,036	30,918	34,787	33,948	35,051
Commercial and industrial loans	103,185	114,212	135,114	149,495	186,649
Consumer loans	11,236	14,733	15,024	18,428	22,251
Other loans	22,105	21,537	23,130	24,141	17,010
Noncovered loans	564,542	616,911	713,647	769,990	837,875
Allowance for loan losses	(11,136)	(9,770)	(9,952)	(7,249)	(3,007)
Net noncovered loans	$553,406	$607,141	$703,695	$762,741	$834,868

ACQUIRED COVERED LOANS BY TYPE	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Loans secured by real estate:
Construction, land development and other land loans	$1,721	$2,130	$2,239	$2,363	$2,585
Secured by 1-4 family residential properties	14,114	14,565	15,572	16,416	17,785
Secured by nonfarm, nonresidential properties	8,270	8,831	10,629	10,945	12,120
Other real estate secured	2,949	2,376	2,470	2,644	2,817
Commercial and industrial loans	327	336	361	394	478
Consumer loans	-	-	49	119	151
Other loans	226	1,390	1,350	1,335	1,314
Covered loans	27,607	29,628	32,670	34,216	37,250
Allowance for loan losses	(813)	(1,409)	(588)	(2,387)	(2,326)
Net covered loans	$26,794	$28,219	$32,082	$31,829	$34,924

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	September 30, 2014
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$580,794	$56,496	$59,822	$251,931	$36,868	$175,677
Secured by 1-4 family residential properties	1,625,480	34,915	50,888	1,392,033	128,966	18,678
Secured by nonfarm, nonresidential properties	1,560,901	81,220	169,716	796,158	145,197	368,610
Other real estate secured	239,819	7,236	4,527	155,652	27,064	45,340
Commercial and industrial loans	1,246,753	78,335	10,269	797,307	96,445	264,397
Consumer loans	168,813	16,028	2,804	130,710	16,512	2,759
Other loans	911,091	51,840	46,230	665,139	58,723	89,159
Loans	$6,333,651	$326,070	$344,256	$4,188,930	$509,775	$964,620

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$51,089	$4,319	$26,551	$14,983	$1,154	$4,082
Development	58,350	836	6,924	31,889	956	17,745
Unimproved land	121,841	6,529	21,474	60,039	23,518	10,281
1-4 family construction	120,747	21,721	4,724	59,896	2,836	31,570
Other construction	228,767	23,091	149	85,124	8,404	111,999
Construction, land development and other land loans	$580,794	$56,496	$59,822	$251,931	$36,868	$175,677

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$186,564	$18,070	$38,968	$63,805	$16,490	$49,231
Office	205,957	9,897	44,271	83,556	8,010	60,223
Nursing homes/assisted living	111,338	-	-	92,345	5,848	13,145
Hotel/motel	107,720	11,853	16,067	46,106	23,744	9,950
Industrial	68,183	4,262	6,086	32,871	141	24,823
Health care	29,204	5,147	-	24,014	43	-
Convenience stores	9,225	248	-	5,782	1,266	1,929
Other	144,033	4,677	20,756	68,070	4,327	46,203
Total income producing loans	862,224	54,154	126,148	416,549	59,869	205,504

Owner-occupied:
Office	116,451	5,965	15,652	54,700	8,285	31,849
Churches	90,977	2,895	3,345	41,791	32,092	10,854
Industrial warehouses	115,273	332	4,115	61,568	7,830	41,428
Health care	120,906	11,122	8,666	66,029	16,469	18,620
Convenience stores	53,291	522	1,572	32,919	2,818	15,460
Retail	30,268	1,333	3,906	18,532	3,080	3,417
Restaurants	35,077	241	2,062	27,657	4,076	1,041
Auto dealerships	8,123	-	160	6,367	1,569	27
Other	128,311	4,656	4,090	70,046	9,109	40,410
Total owner-occupied loans	698,677	27,066	43,568	379,609	85,328	163,106

Loans secured by nonfarm, nonresidential properties	$1,560,901	$81,220	$169,716	$796,158	$145,197	$368,610

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Securities – taxable	2.35%	2.35%	2.39%	2.30%	2.22%	2.37%	2.26%
Securities – nontaxable	4.20%	4.27%	4.31%	4.28%	4.25%	4.26%	4.33%
Securities – total	2.44%	2.45%	2.50%	2.40%	2.32%	2.46%	2.37%
Loans - LHFI & LHFS	4.36%	4.53%	4.51%	4.55%	4.69%	4.47%	4.73%
Acquired loans	14.98%	13.40%	8.67%	10.95%	8.20%	12.11%	8.48%
Loans - total	5.29%	5.43%	5.00%	5.36%	5.18%	5.24%	5.21%
FF sold & rev repo	0.84%	0.91%	0.31%	0.50%	0.35%	0.60%	0.30%
Other earning assets	3.66%	4.19%	4.13%	4.53%	3.86%	3.98%	4.09%
Total earning assets	4.34%	4.42%	4.15%	4.35%	4.19%	4.30%	4.24%

Interest-bearing deposits	0.21%	0.22%	0.24%	0.27%	0.27%	0.22%	0.28%
FF pch & repo	0.13%	0.11%	0.11%	0.11%	0.12%	0.12%	0.12%
Other borrowings	1.88%	3.07%	2.99%	2.96%	3.07%	2.50%	3.08%
Total interest-bearing liabilities	0.27%	0.28%	0.30%	0.33%	0.33%	0.28%	0.35%

Net interest margin	4.14%	4.21%	3.92%	4.10%	3.94%	4.09%	3.98%
Net interest margin excluding acquired loans	3.47%	3.55%	3.52%	3.48%	3.52%	3.52%	3.57%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin decreased 7 basis points during the third quarter of 2014 primarily due to declining yields on loans held for investment and loans held for sale.

During the third quarter of 2014, the yield on average acquired loans includes approximately $8.7 million in recoveries, or an annualized 5.64% of the average acquired loan balance.  Excluding the recoveries on acquired loans, the yield on average acquired loans totaled 9.34%.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $583 thousand and $1.3 million for the quarters ended September 30, 2014 and 2013, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Mortgage servicing income, net	$4,674	$4,592	$4,539	$4,688	$4,552	$13,805	$13,204
Change in fair value-MSR from runoff	(2,364)	(2,391)	(1,812)	(2,182)	(2,407)	(6,567)	(7,623)
Gain on sales of loans, net	3,272	2,749	1,839	2,202	6,465	7,860	24,227
Other, net	(323)	695	400	(533)	(1,485)	772	(4,186)
Mortgage banking income before hedge ineffectiveness	5,259	5,645	4,966	4,175	7,125	15,870	25,622
Change in fair value-MSR from market changes	700	(3,038)	(723)	3,937	287	(3,061)	7,881
Change in fair value of derivatives	(117)	3,584	2,586	(2,926)	1,028	6,053	(5,185)
Net positive hedge ineffectiveness	583	546	1,863	1,011	1,315	2,992	2,696
Mortgage banking, net	$5,842	$6,191	$6,829	$5,186	$8,440	$18,862	$28,318

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Partnership amortization for tax credit purposes	$(3,006)	$(3,006)	$(3,006)	$(5,642)	$(2,388)	$(9,018)	$(6,726)
(Decrease) increase in FDIC indemnification asset	(452)	(999)	(688)	(2,429)	211	(2,139)	(3,471)
Other miscellaneous income	3,298	4,204	3,673	3,269	2,342	11,175	7,026
Total other, net	$(160)	$199	$(21)	$(4,802)	$165	$18	$(3,171)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the third quarter of 2014, other noninterest income included a write-down of the FDIC indemnification asset of $452 thousand on acquired covered loans obtained from Heritage as a result of loan pay-offs, improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Loan expense	$3,070	$3,107	$3,464	$4,419	$3,390	$9,641	$10,652
Non-routine transaction expenses on acquisitions	-	-	-	-	-	-	7,920
Amortization of intangibles	2,150	2,190	2,293	2,434	2,466	6,633	6,380
Other miscellaneous expense	7,744	7,934	7,495	8,555	7,675	23,173	25,201
Total other expense	$12,964	$13,231	$13,252	$15,408	$13,531	$39,447	$50,153

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2014 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Nine Months Ended
			9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
	TANGIBLE EQUITY
	AVERAGE BALANCES
	Total shareholders' equity		$1,412,857	$1,392,240	$1,367,663	$1,346,975	$1,333,356	$1,391,085	$1,334,437
Less:	Goodwill		(365,500)	(365,500)	(372,720)	(372,468)	(368,482)	(367,880)	(353,485)
	Identifiable intangible assets		(36,553)	(38,711)	(41,015)	(43,532)	(45,988)	(38,743)	(43,232)
	Total average tangible equity		$1,010,804	$988,029	$953,928	$930,975	$918,886	$984,462	$937,720

	PERIOD END BALANCES
	Total shareholders' equity		$1,415,098	$1,399,891	$1,373,895	$1,354,953	$1,329,514
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(372,851)	(372,463)
	Identifiable intangible assets		(35,357)	(37,506)	(39,697)	(41,990)	(44,424)
	Total tangible equity	(a)	$1,014,241	$996,885	$968,698	$940,112	$912,627

	TANGIBLE ASSETS
	Total assets		$12,096,316	$12,119,996	$12,057,054	$11,790,383	$11,805,197
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(372,851)	(372,463)
	Identifiable intangible assets		(35,357)	(37,506)	(39,697)	(41,990)	(44,424)
	Total tangible assets	(b)	$11,695,459	$11,716,990	$11,651,857	$11,375,542	$11,388,310

	Risk-weighted assets	(c)	$8,287,608	$8,175,622	$8,016,482	$7,916,378	$7,825,839

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income		$33,589	$32,897	$29,003	$28,039	$33,034	$95,489	$89,021
Plus:	Intangible amortization net of tax		1,328	1,353	1,417	1,503	1,523	4,098	3,939
Net income adjusted for intangible amortization			$34,917	$34,250	$30,420	$29,542	$34,557	$99,587	$92,960

	Period end common shares outstanding	(d)	67,439,788	67,439,788	67,439,562	67,372,980	67,181,694

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible equity 1		13.70%	13.90%	12.93%	12.59%	14.92%	13.52%	13.25%
	Tangible equity/tangible assets	(a)/(b)	8.67%	8.51%	8.31%	8.26%	8.01%
	Tangible equity/risk-weighted assets	(a)/(c)	12.24%	12.19%	12.08%	11.88%	11.66%
	Tangible book value	(a)/(d)*1,000	$15.04	$14.78	$14.36	$13.95	$13.58

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,415,098	$1,399,891	$1,373,895	$1,354,953	$1,329,514
	Eliminate qualifying AOCI		34,365	30,557	38,497	43,731	52,226
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(365,500)	(365,500)	(365,500)	(372,851)	(372,463)
Adj to goodwill allowed for deferred taxes			15,503	15,150	14,798	14,445	14,093
	Other disallowed intangibles		(35,357)	(37,506)	(39,697)	(41,990)	(44,424)
	Disallowed servicing intangible		(6,709)	(6,505)	(6,761)	(6,783)	(6,315)
	Disallowed deferred taxes		(1,234)	(5,134)	(23,969)	(24,647)	(39,476)
	Total tier 1 capital		1,116,166	1,090,953	1,051,263	1,026,858	993,155
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$1,056,166	$1,030,953	$991,263	$966,858	$933,155

	Tier 1 common risk-based capital ratio	(e)/(c)	12.74%	12.61%	12.37%	12.21%	11.92%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

Trustmark
Banking and Financial Solutions

Third Quarter 2014 Financial Results

October 28, 2014

Memphis
Jackson
Mobile
Destin
Houston

Building a Premier Regional Financial Services Organization

Third Quarter in Review

Solid financial results; Q3 EPS of $0.50 – up 2.0% from prior quarter and year

- ✓ **Six consecutive quarters of legacy loan portfolio growth:** increased 2.4% from the prior quarter, or at an annualized rate of 9.6%
- ✓ **Acquired loans performance:** interest income remained relatively stable at $23.2 million from the prior quarter despite acquired loan run-off
- ✓ **Continued resolution of problem assets and effective credit risk management:** other real estate decreased 9.3% from the prior quarter; ALL represented 178.81% of nonperforming loans, excluding impaired loans
- ✓ **Well diversified deposit base serves as an excellent, low-cost source of funds:** average noninterest-bearing deposits increased by $97.8 million and represented 28.6% of average deposits
- ✓ **Income statement highlights:** stable revenue of $149.1 million despite mandated reduction in interchange income; improved efficiency ratio of 62.8%
- ✓ **Capital management:** solid capital position reflects consistent profitability of our diversified financial services businesses

At September 30, 2014:	
Total Assets	$12.1 billion
Total Loans (HFI & Acquired)	$6.9 billion
Total Deposits	$9.5 billion
Banking Centers	207

2014:	Q3-14	9-30-14 YTD
Net Income	$33.6 million	$95.5 million
EPS – Diluted	$0.50	$1.41
Dividends / Share	$0.23	$0.69
ROATE	13.70%	13.52%
ROAA	1.10%	1.06%
Tangible Equity / Tangible Assets	8.67%	
Total Risk-Based Capital Ratio	14.70%	

Source: Company reports

3

Trustmark
Banking and Financial Solutions

Continued Growth in Loan Portfolio

Six consecutive quarters of growth in legacy loan portfolio

- ✓ Loans held for investment ("HFI") increased by $146.7 million, or at an annualized rate of 9.6%, to $6.3 billion from the prior quarter; year-to-date, loans HFI increased by $535 million, or 12.3% annualized
- ✓ Loans HFI grew across all geographical markets on a linked-quarter and prior-year basis
- ✓ Total loans (HFI & Acquired) grew by $92 million, or at an annualized rate of 5.6%, from the prior quarter and $322 million, or 6.5% annualized, year-to-date

Loans HFI Dollar Growth by Type

($ in millions) Type	Balance	Linked Quarter	Year-to-Date
Loans secured by real estate:			
Const., land dev. and other land loans	$ 581	$ 49	$ (16)
Secured by 1-4 family residential prop.	1,625	44	140
Secured by nonfarm, nonresidential prop.	1,561	17	146
Other real estate secured	240	(11)	50
Commercial and industrial loans	1,247	(3)	89
Consumer loans	169	3	4
Other loans	911	48	122
Loans HFI	$ 6,334	$ 147	$ 535

Loans HFI

($ in millions)

Dollar Change:
$5,697
$102
$5,799
$125
$5,924
$263
$6,187
$147
$6,334
Q3-13
Q4-13
Q1-14
Q2-14
Q3-14

Loans HFI Dollar Growth by Region (9-30-14 YTD)

($ in millions)

$203
$28
$228
$3
$73
Alabama
Florida
Mississippi(1)
Tennessee(2)
Texas

(1) Mississippi includes Central and Southern Mississippi Regions
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

Source: Company reports

4

Trustmark Banking and Financial Solutions

Acquired Loan Portfolio

Performance of acquired loans

- ✓ Interest income on acquired loans remained relatively stable at $23.2 million despite acquired loan run-off
- ✓ We expect the yield on acquired loans (excl. recoveries) for the fourth quarter to be in the 7.0% - 8.0% range, reflecting our most recent re-estimation of cash flows
- ✓ Based upon most recent cash flow analyses, we anticipate acquired loan balances (excl. any settlement of debt) to decline by ~$70 million for the fourth quarter

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q3-13	Q4-13	Q1-14	Q2-14	Q3-14
Acq. loan accretion / int.	$14,500	$ 14,097	$12,975	$ 14,310	$ 14,462
Acq. recoveries	4,683	9,287	3,811	8,940	8,738
Interest income on acq. loans	$19,183	$ 23,384	$16,786	$ 23,250	$ 23,200
Provision for acq. loan losses	$ 3,292	$ 4,169	$ 63	$ 3,784	$ 1,145
Net acq. loan contribution[1]	$15,891	$ 19,215	$16,723	$ 19,466	$ 22,055
Acq. loan yield	6.20%	6.60%	6.70%	8.25%	9.34%
Acq. loan recoveries yield	2.00%	4.35%	1.97%	5.15%	5.64%
Total yield on acq. loans	8.20%	10.95%	8.67%	13.40%	14.98%

(1) Net interest income on acquired loans - Provision for acquired loan losses

Acquired Loans

($ in millions)

$875
$804
$746
$647
$592
Dollar Change:
($71)
($58)
($99)
($55)
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Source: Company reports

Accretable Yield

($ in millions)

$110
$109
$105
$93
$83
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

5

Trustmark Banking and Financial Solutions

Credit Risk Management

Continued resolution of problem assets and effective credit risk management

- ✓ Other real estate decreased $9.9 million, or 9.3%, from the prior quarter and $19.3, or 16.6%, from the prior year
- ✓ Nonperforming loans totaled $88.3 million, an increase of $17.2 million from the prior quarter and an increase of $14.9 million from the prior year
  - The increase is primarily the result of two substandard credit relationships totaling $16.0 million migrating to nonaccrual status
- ✓ Provision for loan losses for loans HFI totaled $3.1 million, which represented specific reserves related to the aforementioned credit relationships that migrated to nonaccrual status
- ✓ Net recoveries totaled $428 thousand and represented -0.03% of average loans
- ✓ Allowance for loan losses represented 178.81% of nonperforming loans, excluding impaired loans

Other Real Estate

($ in millions)

$116
$107
$112
$107
$97
Dollar Change:
($9)
$5
($5)
($10)
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

ALL / Nonperforming Loans (excl. Impaired Loans)

161.96%
190.70%
180.86%
159.71%
178.81%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Source: Company reports

6

Trustmark
Banking and Financial Solutions

Attractive, Low-Cost Deposit Base

Well diversified deposit base serves as an excellent, low-cost source of funds

- ✓ Average deposits in the third quarter declined $204.5 million as the $97.8 million increase in noninterest-bearing deposits was more than offset by a decline in interest-bearing deposits of $302.3 million, which was due in part to a seasonal decline in public fund balances
- ✓ Cost of deposits continued to decline

Deposit Mix – Average Balance

($ in millions)

$9,691
$9,673
$9,952
$9,901
$9,696
26%
27%
26%
27%
29%
74%
73%
74%
73%
71%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Interest-bearing
Noninterest-bearing

Cost of Deposits	0.20%	0.20%	0.18%	0.16%	0.15%

Deposit Mix By Type – Q3-14 Ending Balance

($ in millions)

Time Deposits $2,027
21%
Nonint.-Bearing DDA $2,723
29%
Savings $653
7%
16%
MMDA $1,485
27%
Interest Checking $2,625

Total Deposits at September 30, 2014 – $9,513

Source: Company reports

7

Trustmark Banking and Financial Solutions

Income Statement Highlights – Revenue

Revenue remained stable at $149.1 million in third quarter despite mandated $2.6 million reduction in interchange income

Net Interest Income – FTE

($ in millions)

$102
$106
$99
$109
$110
$19
$23
$17
$23
$23
$83
$83
$82
$86
$87
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

Noninterest Income

($ in millions)

$47
$39
$44
$44
$43
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Net Interest Margin

3.94%
4.10%
3.92%
4.21%
4.14%
3.52%
3.48%
3.52%
3.55%
3.47%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
NIM
NIM (excl. acquired loans)

Noninterest Income Mix – Q3-14

($ in millions)

Mortgage banking, net $6
13%
Service charges on deposit accounts $13
30%
Insurance commissions $9
21%
Wealth management $8
19%
Bank card and other fees $7
17%

Source: Company reports

8

Trustmark Banking and Financial Solutions

Income Statement Highlights – Noninterest Expense

Routine noninterest expense remained well-controlled

- ✓ Excluding ORE and intangible amortization of $3.1 million, noninterest expense in Q3 remained stable at $97.1 million
  - Salary and benefits expense increased by 1.0% from the prior quarter to $56.7 million
  - Equipment expense decreased by 7.5% from prior the quarter to $5.7 million
- ✓ ORE and foreclosure expense declined $2.9 million from the prior quarter to total $930 thousand
- ✓ Efficiency ratio improved to 62.80%

Noninterest Expense

($ in millions)

$102
$6
$96
$105
$5
$100
$102
$6
$96
$103
$6
$97
$100
$3
$97
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Efficiency Ratio[1]

65.32%
68.38%
68.32%
64.31%
62.80%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Source: Company reports

9

Trustmark
Banking and Financial Solutions

Capital Management

Solid capital position reflects consistent profitability of our diversified financial services businesses

Tangible Equity/Tangible Assets
8.01%
8.26%
8.31%
8.51%
8.67%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Tier 1 Common
Risk-based Capital Ratio
11.92%
12.21%
12.37%
12.61%
12.74%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Total Risk-based Capital Ratio
14.02%
14.18%
14.34%
14.54%
14.70%
Q3 - 13
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14

Source: Company reports

10

Trustmark
Banking and Financial Solutions

Strategic Priorities to Enhance Shareholder Value

✓ Profitable revenue generation

- Create and expand customer relationships
- Loan growth
- Noninterest income – deposit services, wealth management, insurance
- Business development and cross-selling

✓ Process improvement and expense management

- Appointment of Chief Administrative Officer
- Performance Measurement
- Market Optimization
- Business Process Improvement

✓ Leverage existing infrastructure investments

- Enterprise-wide analytics system
- Network operations center
- ATM fleet with deposit automation
- Cybersecurity and fraud detection system

✓ Credit quality

- Maintain disciplined underwriting and pricing
- Resolution of problem assets

✓ Effective risk management

- Ensure regulatory compliance
- Create value-added proposition…manage businesses more effectively

✓ Mergers and acquisitions

- In-market consolidation
- Expand to additional attractive markets
- Patience and discipline

11
Trustmark
Banking and Financial Solutions